Exhibit 10.2 ENERGY VAULT HOLDINGS, INC. 2025 EMPLOYMENT INDUCEMENT AWARD PLAN NOTICE OF STOCK OPTION GRANT You have been granted the following option to purchase shares of the Common Stock of Energy Vault Holdings, Inc. (the “Company”) on the terms and conditions set out below: Name of Optionee: «Name» Total Number of Shares: «TotalShares» Type of Option (U.S. Tax Status): Nonstatutory Stock Option Exercise Price per Share: US$«PricePerShare» Date of Grant: «DateGrant» Vesting Commencement Date: «VestDay» Vesting Schedule: This option shall vest and become exercisable with respect to [ ]% of the shares subject to this option on the Vesting Date (as defined below) occurring in the fiscal quarter immediately following the fiscal quarter that contains the Vesting Commencement Date, and this option shall vest and become exercisable with respect to an additional [ ]% of the shares subject to this option quarterly thereafter on the corresponding Vesting Date occurring in each fiscal quarter thereafter, in each case, subject to your continuous service as an Employee or Consultant (“Service) through each such date. “Vesting Date” means each of March 15, June 15, September 15 and December 15.1 Expiration Date: «ExpDate». This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement, and may terminate earlier in connection with certain corporate transactions as described in Article 9 of the Plan. You and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2025 Employment Inducement Award Plan (the “Plan”) and the Stock Option Agreement (including, if applicable, the Appendix for Non-U.S. Participants), both of which are attached to, and made a part of, this document. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan. The Company may, in its sole discretion, decide to deliver any documents related to options awarded under the Plan, future options that may be awarded under the Plan and all other documents that the Company is required to deliver to security holders (including annual reports and proxy 1 Vesting schedule to be revised as necessary.

statements) by email or other electronic means (including by posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the Internet and printing fees, and that an interruption of Internet access may interfere with your ability to access the documents. You further agree to comply with the Company’s Insider Trading Policy when selling shares of the Company’s Common Stock.

ENERGY VAULT HOLDINGS, INC. 2025 EMPLOYMENT INDUCEMENT AWARD PLAN STOCK OPTION AGREEMENT Grant of Option Subject to all of the terms and conditions set forth in the Notice of Stock Option Grant (the “Grant Notice”), this Stock Option Agreement (the “Agreement”) and the Plan, the Company has granted you an option to purchase up to the total number of shares specified in the Grant Notice at the exercise price indicated in the Grant Notice. All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan. U.S. Tax Treatment This option is intended to be a nonstatutory stock option, as provided in the Grant Notice. Vesting This option vests and becomes exercisable in accordance with the vesting schedule set forth in the Grant Notice. In no event will this option vest or become exercisable for additional shares after your Service has terminated for any reason unless expressly provided in a written agreement between you and the Company. Term of Option This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Grant Notice. (This option will expire earlier if your Service terminates earlier, as described below, and this option may be terminated earlier as provided in Article 9 of the Plan.) Termination of Service Regular Termination If your Service terminates for any reason, this option will expire to the extent it is unvested as of your termination date and does not vest as a result of your termination of Service. The Company determines whether and when your Service terminates for all purposes of this option. If your Service terminates for any reason except death or total and permanent disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date three months after your termination date.

Death If your Service terminates as a result of your death, then this option, to the extent vested as of the date of your death, will expire at the close of business at Company headquarters on the date twelve months after the date of death. Disability If your Service terminates because of your total and permanent disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date six months after your termination date. For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year. Leaves of Absence and Part-Time Work Restrictions on Exercise/Complian ce with Law If you go on a leave of absence, then, to the extent permitted by applicable law and consistent with the Company’s leave of absence policy or the terms of your leave, the Company may adjust or suspend the vesting schedule set forth in the Notice of Stock Option Grant. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while you are on a paid leave or any other bona fide leave of absence approved by the Company in writing. Service shall be deemed to terminate when such leave ends, unless you immediately return to active work when such leave ends. If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule. The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation. Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Company’s shares, the Company shall not be required to permit the exercise of this option and/or delivery of Company shares prior to the completion of any registration or qualification of the shares under any local, state, national or federal securities law or under rulings or regulations of the Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any local, state, national or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Company’s shares with the SEC or any state securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

Notice of Exercise When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form or, if the Company has designated a third party to administer the Plan, you must notify such third party in the manner such third party requires. Your notice must specify how many shares you wish to purchase. The notice will be effective when the Company receives it. However, if you wish to exercise this option by executing a same-day sale (as described below), you must follow the instructions of the Company and the broker who will execute the sale. If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so. You may only exercise your option for whole shares. Form of Payment When you submit your notice of exercise, you must make arrangements for the payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms: • By delivering to the Company your personal check, a cashier’s check or a money order, or arranging for a wire transfer. • By giving to a securities broker approved by the Company irrevocable directions to sell all or part of your option shares and to deliver to the Company, from the sale proceeds, an amount sufficient to pay the option exercise price and any Tax-Related Items (as defined below). (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given in accordance with the instructions of the Company and the broker. This exercise method is sometimes called a “same-day sale.” The Company may permit other forms of payment in its discretion to the extent permitted by the Plan. Employment Inducement Award This option is intended to constitute an employment inducement award under NYSE Rule 303A.08 that is exempt from the requirements of shareholder approval of equity compensation plans under such rule. This Agreement and the terms and conditions of this option will be interpreted consistent with such intent. Withholding Taxes Regardless of any action the Company (or, if applicable, the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the

Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options, including, but not limited to, the grant, vesting or exercise of the option, the issuance of shares upon exercise of the option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the option or any aspect of the option to reduce or eliminate your liability for Tax- Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. You will not be allowed to exercise this option unless you make arrangements acceptable to the Company and/or the Employer to pay any Tax-Related Items that the Company and/or the Employer determine must be withheld. These arrangements include payment in cash or via the same- day sale procedure described above. With the Company’s consent, these arrangements may also include (a) withholding shares of Company stock that otherwise would be issued to you when you exercise this option with a value equal to withholding taxes, (b) surrendering shares that you previously acquired with a value equal to the withholding taxes, or (c) withholding cash from other compensation. The value of withheld or surrendered shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items.

Restrictions on Resale You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify. Transfer of Option Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or by means of a written beneficiary designation (if authorized by the Company and to the extent such beneficiary designation is valid under applicable law) which must be filed with the Company on the proper form; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or representative of the estate were you. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way. No Retention Rights Your option or this Agreement does not give you the right to be retained by the Company, a Parent, Subsidiary, or an Affiliate in any capacity. The Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your Service at any time, with or without cause. Stockholder Rights You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company, paying the exercise price, and satisfying any applicable Tax- Related Items. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan. Recoupment Policy This option, and the shares acquired upon exercise of this option, shall be subject to any Company recoupment or clawback policy in effect from time to time. Adjustments In the event of a stock split, a stock dividend or a similar change in Company’s Common Stock, the number of shares covered by this option and the exercise price per share will be adjusted pursuant to the Plan. Effect of Significant Corporate Transactions If the Company is a party to a merger, consolidation, or certain change in control transactions, then this option will be subject to the applicable provisions of Article 9 of the Plan.

Applicable Law This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). The Plan and Other Agreements The text of the Plan is incorporated in this Agreement by reference. This Plan, this Agreement (including, if applicable, the Appendix for Non- U.S. Participants) and the Grant Notice constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement between the parties.

Language The parties hereto acknowledge that they have requested and are satisfied that this document and all related documents be drawn up in the English language. Les parties aux présentes reconnaissent avoir requis que le présent document et les documents qui y sont liés soient rédigés en anglais. BY ACCEPTING THIS OPTION GRANT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN (INCLUDING THE TERMS OF ANY APPLICABLE APPENDIX INCORPORATED HEREIN BY REFERENCE).